EXHIBIT 99.1

TXI Reports Fourth Quarter and Year End Results

DALLAS, July 13, 2011 (GLOBE NEWSWIRE) -- Texas Industries, Inc. (NYSE:TXI) today reported financial results for the quarter and year ended May 31, 2011. Net loss for the quarter was $9.1 million or $.33 per share and included, net of related charges, an after-tax gain of $6.7 million or $.24 per share from the exchange of aggregate operating assets for ready mix operating assets. Net loss for the quarter ended May 31, 2010 was $9.8 million or $.35 per share and included a non-cash after tax charge of $5.4 million or $.20 per share with respect to our defined benefit plans and the recognition of after tax income of $2.6 million or $.09 per share with respect to a reduction of our capital lease obligation related to power facilities at our Oro Grande, California cement plant.

Net loss for the year was $64.9 million or $2.33 per share and includes an after tax loss on debt retirement of $18.6 million or $.67 per share associated with the refinancing of senior notes due in 2013. Net loss for the year ended May 31, 2010 was $38.9 million or $1.40 per share.

General Comments

"The overall economy has shown signs of improvement in our markets during the past year," stated Mel Brekhus, Chief Executive Officer. "However, construction activity has not begun to recover in a meaningful way. Even so, price increases effective for April in Texas have generally held and additional price increases, effective in July and August, have been announced for both Texas and California."

"We continue to work on our strategic initiatives while maintaining a cautious operational outlook for the near term," added Brekhus. "The swap of aggregate operating assets for ready mix assets in central Texas in the fourth quarter was a non-cash transaction that establishes a complete vertical integration position in that market and will help prepare the way for the expansion of our central Texas cement plant, which was resumed in the second quarter."

"Our focus on liquidity resulted in us ending the year with $116.4 million of cash, $66.3 million available under our credit facility and no debt maturities until 2020. I believe we have the ability to execute our strategy despite the continuing challenges for our industry," concluded Brekhus.

A teleconference will be held July 14, 2011 at 10:00 Central Daylight Time to further discuss quarter results. A real-time webcast of the conference is available by logging on to TXI's website at www.txi.com.

The following is a summary of operating results for our business segments and certain other operating information related to our principal products.

Cement Operations

	Quarter ended May 31,		Year ended May 31,
In thousands except per unit	2011	2010	2011	2010

Operating Results
Cement sales	$ 73,078	$ 73,672	$ 256,385	$ 266,180
Other sales and delivery fees	9,094	9,844	30,909	28,333
Total segment sales	82,172	83,516	287,294	294,513
Cost of products sold	80,213	71,929	283,407	270,763
Gross profit	1,959	11,587	3,887	23,750
Selling, general and administrative	(6,870)	(4,780)	(18,967)	(17,528)
Other income	1,188	950	4,831	7,774
Operating Profit (Loss)	$ (3,723)	$ 7,757	$ (10,249)	$ 13,996

Cement
Shipments (tons)	940	934	3,301	3,226
Prices ($/ton)	$77.77	$78.95	$77.68	$82.51
Cost of sales ($/ton)	$76.33	$69.99	$77.29	$76.36

Three months ended May 31, 2011

Cement operating loss for the three-month period ended May 31, 2011 was $3.7 million. Cement operating profit for the three-month period ended May 31, 2010 was $7.8 million. Cement operating profit decreased $11.5 million from the prior fiscal period. Lower sales prices offset in part by higher shipments reduced operating profit approximately $1 million. In addition, higher supplies and maintenance costs due in part to scheduled maintenance at our Hunter, Texas cement plant and higher selling, general and administrative expense reduced operating profit in the current fiscal period.

Total segment sales for the three-month period ended May 31, 2011 decreased $1.3 million from the prior fiscal period on lower sales prices. Our Texas market area accounted for approximately 69% of cement sales in the current period compared to 72% of cement sales in the prior year period. Cement shipments decreased 2% in our Texas market area and increased 8% in our California market area compared to the prior fiscal period. Average prices decreased 2% in our Texas market area and 1% in our California market area from the prior fiscal period.

Cost of products sold for three-month period ended May 31, 2011 increased $8.3 million from the prior fiscal period. Cement unit costs increased 9% from the prior fiscal period primarily due to higher raw material and energy costs, as well as, higher supplies and maintenance expense due in part to a scheduled plant shut down at our Hunter, Texas cement plant in the current period. In addition, lower service costs and depreciation recognized with respect to the reduction of our capital lease obligation related to power facilities at our Oro Grande, California cement plant lowered costs in the prior fiscal period.

Selling, general and administrative expense for the three-month period ended May 31, 2011 increased $2.1 million from the prior fiscal period. The increase was primarily due to $2.0 million higher insurance expense.

Fiscal Year 2011 Compared to Fiscal Year 2010

Cement operating loss for fiscal year 2011 was $10.2 million. Cement operating profit for fiscal year 2010 was $14.0 million. Cement operating profit for fiscal year 2011 decreased $24.2 million from the prior fiscal year. Lower sales prices offset in part by higher shipments reduced operating profit approximately $15 million. In addition, higher selling, general and administrative expense and lower other income reduced operating profit $4.3 million from the prior fiscal year.

Total segment sales for fiscal year 2011 were $287.3 million compared to $294.5 million for the prior fiscal year. Cement sales decreased $9.8 million as construction activity remained at low levels in both our Texas and California market areas. Our Texas market area accounted for approximately 71% of cement sales in each fiscal year. Cement shipments increased 1% in our Texas market area and 4% in our California market area from the prior fiscal year. Average prices decreased 6% in our Texas market area and 7% in our California market area from the prior fiscal year.

Cost of products sold for fiscal year 2011 increased $12.6 million from the prior fiscal year. The effect of higher shipments was offset in part by the effect of higher clinker production. Cement unit costs increased 1% from the prior fiscal year as the effect of higher shipments was offset by higher raw material, energy and supplies and maintenance costs. Supplies and maintenance costs related to scheduled maintenance at our three cement plants increased approximately $2 million from the prior fiscal year.

Selling, general and administrative expense for fiscal year 2011 increased $1.4 million from the prior fiscal year. The increase was primarily due to $1.9 million higher insurance expense offset in part by lower overall administrative expenses.

Other income for fiscal year 2011 decreased $2.9 million from the prior fiscal year. The decrease was primarily due to $0.9 million lower royalty income and $1.7 million lower gains from sales of emissions credits associated with our Crestmore cement plant in Riverside, California.

Aggregate Operations

	Quarter ended May 31,		Year ended May 31,
In thousands except per unit	2011	2010	2011	2010

Operating Results
Stone, sand and gravel sales	$ 21,596	$ 25,159	$ 89,045	$ 88,019
Expanded shale and clay sales and delivery fees	24,873	24,141	83,380	76,928
Total segment sales	46,469	49,300	172,425	164,947
Cost of products sold	41,367	42,925	152,102	142,963
Gross profit	5,102	6,375	20,323	21,984
Selling, general and administrative	(2,837)	(2,471)	(11,389)	(9,602)
Other income	11,998	180	13,704	1,419
Operating Profit	$ 14,263	$ 4,084	$ 22,638	$ 13,801

Stone, sand and gravel
Shipments (tons)	2,985	3,351	12,065	11,363
Prices ($/ton)	$7.23	$7.51	$7.38	$7.75
Cost of sales ($/ton)	$6.80	$6.60	$6.72	$6.91

Three months ended May 31, 2011

Aggregate operating profit for the three-month period ended May 31, 2011 was $14.3 million, an increase of $10.2 million from the prior fiscal period. Operating profit excluding a gain of $12.0 million recognized in connection with the exchange of aggregate operating assets for ready mix operating assets decreased $1.8 million. The effect of lower sales prices and shipments reduced operating profit approximately $1 million.

Total segment sales for the three-month period ended May 31, 2011 were $46.5 million compared to $49.3 million for the prior fiscal period. Stone, sand and gravel sales decreased $3.6 million on 4% lower average prices and 11% lower shipments including approximately 5% lower shipments due to the exchange of aggregate operating assets.

Cost of products sold for the three-month period ended May 31, 2011 decreased $1.6 million from the prior fiscal year.   Stone, sand and gravel unit costs decreased 3% from the prior fiscal period due to the effect of lower shipments.

Selling, general and administrative expense for the three-month period ended May 31, 2011 increased $0.4 million from the prior fiscal period.

Other income for the three-month period ended May 31, 2011 increased $11.8 million from the prior fiscal period.   Other income in the current fiscal period includes a gain of $12.0 million from the exchange of aggregate operating assets for ready mix operating assets.

Fiscal Year 2011 Compared to Fiscal Year 2010

Aggregate operating profit for fiscal year 2011 was $22.6 million, an increase of $8.8 million from the prior fiscal year.   Operating profit excluding a gain of $12.0 million recognized in connection with the exchange of aggregate operating assets for ready-mix operating assets decreased $3.2 million. The effect of lower sales prices offset in part by higher shipments reduced operating profit approximately $1 million.

Total segment sales for fiscal year 2011 were $172.4 million compared to $164.9 million for the prior fiscal year. Stone, sand and gravel sales increased $1.0 million on 5% lower average prices and 8% higher shipments excluding the effect of the exchange of aggregate operating assets reduced shipments 2% from the prior fiscal year.

Cost of products sold for fiscal year 2011 increased $9.1 million from the prior fiscal year primarily due to higher shipments.   Stone, sand and gravel unit costs decreased 3% from the prior fiscal year as the effect of higher shipments was offset in part by higher repair and maintenance costs.

Selling, general and administrative expense for fiscal year 2011 increased $1.8 million from the prior fiscal year. The increase was primarily due to higher provisions for bad debts and casualty insurance claims.

Other income for fiscal year 2011 increased $12.3 million. Other income in 2011 includes a gain of $12.0 million from the exchange of aggregate operating assets for ready-mix operating assets.

Consumer Products Operations

	Quarter ended May 31,		Year ended May 31,
In thousands except per unit	2011	2010	2011	2010

Operating Results
Ready-mix concrete sales	$ 50,992	$ 46,244	$ 180,826	$ 175,712
Package products sales and delivery fees	16,509	16,621	55,322	55,671
Total segment sales	67,501	62,865	236,148	231,383
Cost of products sold	68,073	59,509	235,055	218,119
Gross profit (loss)	(572)	3,356	1,093	13,264
Selling, general and administrative	(4,443)	(2,819)	(12,773)	(10,193)
Other income	131	70	529	586
Operating Profit (Loss)	$ (4,884)	$ 607	$ (11,151)	$ 3,657

Ready-mix concrete
Shipments (cubic yards)	700	607	2,415	2,147
Prices ($/cubic yard)	$72.92	$76.06	$74.87	$81.83
Cost of sales ($/cubic yard)	$77.70	$75.60	$77.89	$79.82

Three months ended May 31, 2011

Consumer products operating loss for the three-month period ended May 31, 2011 was $4.9 million. Consumer products operating profit for the three-month period ended May 31, 2010 was $0.6 million. Consumer products operating profit decreased $5.5 million from the prior fiscal period. Lower sales prices offset in part by higher shipments reduced operating profit approximately $4 million.

Total segment sales for the three-month period ended May 31, 2011 were $67.5 million compared to $62.9 million for the prior fiscal period. Ready-mix concrete sales increased $4.7 million primarily as a result of the acquisition of the ready mix operations of Transit Mix Concrete and Materials Company, a subsidiary of Trinity Industries, Inc., that serve the Central Texas market from north of San Antonio to Hillsboro, Texas.   Average prices decreased 4% from the prior fiscal period. Shipments increased 15% from the prior fiscal period as a result of the acquisition of the additional ready mix operations.

Cost of products sold for the three-month period ended May 31, 2011 increased $8.6 million from the prior fiscal period. Ready-mix concrete unit costs increased 3% from the prior fiscal year primarily as a result of higher diesel costs and the central Texas operations acquired during the quarter.

Selling, general and administrative expense for the three-month period ended May 31, 2010 increased $1.6 million from the prior fiscal period. We recognized $1.3 million in expenses associated with the acquisition of the additional ready mix operating assets.

Other income for the three-month period ended May 31, 2011 was comparable with the prior fiscal period.

Fiscal Year 2011 Compared to Fiscal Year 2010

Consumer products operating loss for fiscal year 2011 was $11.2 million. Consumer products operating profit for fiscal year 2010 was $3.7 million. Consumer products operating profit for fiscal year 2011 decreased $14.8 million from the prior fiscal year.  Lower sales prices offset in part by higher shipments reduced operating profit approximately $14 million.

Total segment sales for fiscal year 2011 were $236.1 million compared to $231.4 million for the prior fiscal year. Ready-mix concrete sales increased $5.1 million primarily as a result of the acquisition of the ready-mix operations of Transit Mix Concrete and Materials Company, a subsidiary of Trinity Industries, Inc., that serve the central Texas market from north of San Antonio to Hillsboro, Texas.   Average prices decreased 9% from the prior fiscal year. Shipments increased 12% from the prior fiscal year, of which 5% was the result of the acquisition of the additional ready-mix operations.

Cost of products sold for fiscal year 2011 increased $16.9 million from the prior fiscal year. Ready-mix concrete unit costs decreased 2% from the prior fiscal year primarily as a result of the effect of higher shipments on unit costs offset in part by higher repair and maintenance costs.

Selling, general and administrative expense for fiscal year 2011 increased $2.6 million from the prior fiscal year. In addition to higher provisions for bad debts and casualty insurance claims, we recognized $1.3 million in expenses associated with the acquisition of the additional ready-mix operating assets.

Other income for fiscal year 2011 was comparable to the prior fiscal year.

Corporate

	Quarter ended May 31,		Year ended May 31,
In thousands	2011	2010	2011	2010

Other income	$ 261	$ 42	$ 2,448	$ 887
Selling, general and administrative	(10,267)	(15,637)	(33,291)	(42,092)
	$ (10,006)	$ (15,595)	$ (30,843)	$ (41,205)

Three months ended May 31, 2011

Corporate other income for the three-month period ended May 31, 2011 increased $0.2 million from the prior fiscal period primarily due to higher oil and gas lease royalty payments.

Corporate selling, general and administrative expense for the three-month period ended May 31, 2011 decreased $5.4 million from the prior fiscal period. The decrease was primarily the result of $5.7 million lower financial security plan postretirement benefit expense. In 2010, we recognized a charge of $4.4 million which includes an estimated $3.4 million that relates to years prior to 2010. Financial security plan postretirement benefit expense excluding this adjustment decreased $1.3 million from the prior fiscal year.

Fiscal Year 2011 Compared to Fiscal Year 2010

Corporate other income for fiscal year 2011 increased $1.6 million from the prior fiscal year primarily due to $2.2 million higher oil and gas lease bonus and royalty payments offset in part by $0.6 million lower interest income.

Corporate selling, general and administrative expense for fiscal year 2011 decreased $8.8 million from the prior fiscal year. The decrease was primarily the result of $5.4 million lower financial security plan postretirement benefit expense. In 2010, we recognized a charge of $4.4 million which includes an estimated $3.4 million that relates to years prior to 2010. Financial security plan postretirement benefit expense excluding this adjustment decreased $1.0 million from the prior fiscal year. In addition to $1.8 million lower provisions for casualty insurance claims and property tax expense, our focus on reducing controllable costs lowered other expenses $1.6 million from the prior year.

Interest

Interest expense incurred for the three-month period ended May 31, 2011 was $17.3 million, of which $7.7 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $9.6 million was expensed. Interest expense incurred for the prior fiscal period was $12.0 million, all of which was expensed.

Interest expense incurred for fiscal year 2011 was $66.3 million, of which $18.7 million was capitalized in connection with our Hunter, Texas cement plant expansion project and $47.6 million was expensed. Interest expense incurred for fiscal year 2010 was $52.2 million, all of which was expensed.

Interest expense incurred for the three-month period ended May 31, 2011 increased $5.3 million from the prior fiscal period. Interest expense incurred for fiscal year 2011 increased $14.1 million from the prior fiscal year. The increases were primarily the result of higher average outstanding debt at higher interest rates due to the August 2010 refinancing of our 7.25% senior notes.

Interest expense to be capitalized in connection with our Hunter, Texas cement plant expansion project during fiscal year 2012 is currently estimated at approximately $35 million.

Loss on Debt Retirements

On July 27, 2010, we commenced a cash tender offer for all of the outstanding $550 million aggregate principal amount of our 7.25% senior notes due 2013 and a solicitation of consents to amend the indenture governing the 7.25% notes. Pursuant to the tender offer and consent solicitation, we purchased $536.6 million aggregate principal amount of the 7.25% notes, and paid an aggregate of $547.7 million in purchase price and consent fees. On September 9, 2010, we redeemed the remaining $13.4 million aggregate principal amount of the 7.25% notes at a price of 101.813% of the principal amount thereof, plus accrued and unpaid interest on the 7.25% notes to the redemption date. We used the net proceeds from the issuance and sale of $650 million aggregate principal amount of our 9.25% senior notes to pay the purchase or redemption price of the 7.25% notes and the consent fees and to increase working capital.  We recognized a loss on debt retirement of $29.6 million representing $11.4 million in consent fees, redemption price premium and transaction costs and a write-off of $18.2 million of unamortized debt discount and original issuance costs associated with the 7.25% notes in fiscal year 2011.

Income Taxes

Our effective tax rate was 39.2% in 2011 and 37.3% in 2010. The primary reason that the effective tax rate differed from the 35% statutory corporate rate was due to additional percentage depletion that is tax deductible, the effect of qualified domestic production activities, state income taxes and nondeductible stock compensation.

Certain statements contained in this press release are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are subject to risks, uncertainties and other factors, which could cause actual results to differ materially from future results expressed or implied by such forward-looking statements. Potential risks and uncertainties include, but are not limited to, the impact of competitive pressures and changing economic and financial conditions on our business, the cyclical and seasonal nature of our business, the level of construction activity in our markets, abnormal periods of inclement weather, unexpected periods of equipment downtime, unexpected operational difficulties, changes in the cost of raw materials, fuel and energy, changes in the cost or availability of transportation, changes in interest rate, the timing and amount of federal, state and local funding for infrastructure, delays in announced capacity expansions, ongoing volatility and uncertainty in the capital or credit markets, the impact of environmental laws, regulations and claims and changes in governmental and public policy, and the risks and uncertainties described in our reports on Forms 10-K, 10-Q and 8-K. Forward-looking statements speak only as of the date hereof, and we assume no obligations to publicly update such statements.

TXI is the largest producer of cement in Texas and a major cement producer in California. TXI is also a major supplier of construction aggregate, ready-mix concrete and concrete products.

The Texas Industries, Inc. logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=6602

CONSOLIDATED STATEMENTS OF OPERATIONS TEXAS INDUSTRIES, INC. AND SUBSIDIARIES

	Year Ended May 31,
In thousands except per share	2011	2010	2009

NET SALES	$ 621,813	$ 621,064	$ 839,202

Cost of products sold	596,510	562,066	726,133
GROSS PROFIT	25,303	58,998	113,069

Selling, general and administrative	76,420	79,415	72,093
Goodwill impairment	--	--	58,395
Interest	47,583	52,240	33,286
Loss on debt retirements	29,619	--	907
Other income	(21,512)	(10,666)	(21,191)
	132,110	120,989	143,490
LOSS BEFORE INCOME TAXES	(106,807)	(61,991)	(30,421)

Income tax benefit	(41,894)	(23,138)	(12,774)
NET LOSS	$ (64,913)	$ (38,853)	$ (17,647)

Net loss per share
Basic	$ (2.33)	$ (1.40)	$ (.64)
Diluted	$ (2.33)	$ (1.40)	$ (.64)

Average shares outstanding
Basic	27,825	27,744	27,614
Diluted	27,825	27,744	27,614

CONSOLIDATED BALANCE SHEETS TEXAS INDUSTRIES, INC. AND SUBSIDIARIES
	May 31,
In thousands	2011	2010

ASSETS
CURRENT ASSETS
Cash and cash equivalents	$ 116,432	$ 74,946
Receivables – net	85,817	112,184
Inventories	140,646	142,419
Deferred income taxes and prepaid expenses	22,040	23,426
TOTAL CURRENT ASSETS	364,935	352,975

PROPERTY, PLANT AND EQUIPMENT
Land and land improvements	158,232	158,367
Buildings	59,320	58,351
Machinery and equipment	1,222,560	1,220,021
Construction in progress	357,638	322,039
	1,797,750	1,758,778
Less depreciation and depletion	642,329	604,269
	1,155,421	1,154,509
OTHER ASSETS
Goodwill	1,715	1,715
Real estate and investments	6,749	6,774
Deferred income taxes and other charges	22,191	15,774
	30,655	24,263
	$ 1,551,011	$ 1,531,747

LIABILITIES AND SHAREHOLDERS' EQUITY
CURRENT LIABILITIES
Accounts payable	$ 56,787	$ 56,214
Accrued interest, compensation and other	58,848	51,455
Current portion of long-term debt	73	234
TOTAL CURRENT LIABILITIES	115,708	107,903

LONG-TERM DEBT	652,403	538,620

DEFERRED INCOME TAXES AND OTHER CREDITS	87,318	123,976

SHAREHOLDERS' EQUITY
Common stock, $1 par value; authorized 100,000 shares; issued and outstanding 27,887 and 27,796 shares, respectively	27,887	27,796
Additional paid-in capital	481,706	475,584
Retained earnings	198,751	272,018
Accumulated other comprehensive loss	(12,762)	(14,150)
	695,582	761,248
	$ 1,551,011	$ 1,531,747
CONSOLIDATED STATEMENTS OF CASH FLOWS TEXAS INDUSTRIES, INC. AND SUBSIDIARIES
	Year Ended May 31,
In thousands	2011	2010	2009

OPERATING ACTIVITIES
Net loss	$ (64,913)	$ (38,853)	$ (17,647)
Adjustments to reconcile net loss to cash provided by operating activities
Depreciation, depletion and amortization	64,297	63,925	68,192
Goodwill impairment	--	--	58,395
Gains on asset disposals	(13,638)	(1,350)	(6,759)
Deferred income tax benefit	(42,875)	(9,132)	(1,938)
Stock-based compensation expense (credit)	5,581	5,097	(4,400)
Excess tax benefits from stock-based compensation	--	(250)	(1,596)
Loss on debt retirements	29,619	--	907
Other – net	3,158	13,998	5,931
Changes in operating assets and liabilities
Receivables – net	13,379	(5,421)	55,397
Inventories	2,164	13,706	(11,070)
Prepaid expenses	1,301	387	(1,894)
Accounts payable and accrued liabilities	11,172	6,046	(36,232)
Net cash provided by operating activities	9,245	48,153	107,286

INVESTING ACTIVITIES
Capital expenditures - expansions	(25,430)	(5,337)	(223,445)
Capital expenditures – other	(20,253)	(8,322)	(65,099)
Cash designated for property acquisitions	--	--	28,733
Proceeds from asset disposals	3,596	21,592	7,981
Investments in life insurance contracts	4,073	6,967	2,876
Other – net	1,266	2,079	(21)
Net cash provided (used) by investing activities	(36,748)	16,979	(248,975)

FINANCING ACTIVITIES
Long-term borrowings	650,000	--	327,250
Debt retirements	(561,627)	(245)	(197,772)
Debt issuance costs	(12,492)	(2,552)	(5,470)
Stock option exercises	1,462	893	4,641
Excess tax benefits from stock-based compensation	--	250	1,596
Common dividends paid	(8,354)	(8,328)	(8,287)
Net cash provided (used) by financing activities	68,989	(9,982)	121,958
Increase (decrease) in cash and cash equivalents	41,486	55,150	(19,731)

Cash and cash equivalents at beginning of year	74,946	19,796	39,527
Cash and cash equivalents at end of year	$ 116,432	$ 74,946	$ 19,796
CONTACT:  T. Lesley Vines, Jr.
          Vice President - Corporate Controller and Treasurer
          972.647.6722
          Email: lvines@txi.com

Texas Industries, Inc.
Consolidated Statements of Operations
$ In thousands expect per share

	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Shipments
Cement (thousands of tons)	5,394	5,136	5,074	5,035	1,218	1,083	837	897	4,035	915	738	639	934	3,226	873	784	704	940	3,301
Aggregates (thousands of tons)	23,616	25,246	22,114	21,851	5,201	4,605	3,267	3,397	16,470	3,423	2,642	1,947	3,351	11,363	3,584	3,026	2,470	2,985	12,065
Ready-mix (thousands of cubic yards)	3,678	3,830	3,665	3,844	947	769	614	572	2,902	612	501	427	607	2,147	669	575	471	700	2,415

Price
Cement ($ per ton)	$75.05	$87.14	$95.06	$93.07	$91.43	$90.87	$90.17	$88.23	$90.31	$85.70	$83.64	$81.82	$78.95	$82.51	$77.59	$78.49	$76.75	$77.77	$77.68
Aggregates ($ per ton)	$5.68	$6.08	$7.03	$7.44	$7.82	$7.74	$8.23	$8.23	$7.97	$8.12	$7.65	$7.62	$7.51	$7.75	$7.42	$7.48	$7.38	$7.23	$7.38
Ready-mix ($ per cubic yard)	$60.54	$69.25	$75.87	$80.83	$83.30	$84.37	$86.87	$89.00	$85.46	$88.46	$83.02	$79.17	$76.06	$81.83	$77.83	$75.45	$72.83	$72.92	$74.87

Net Sales
Cement	404,823	447,594	482,379	468,673	111,404	98,407	75,557	79,018	364,386	78,460	61,726	52,322	73,672	266,180	67,690	61,599	54,018	73,078	256,385
Aggregates	134,220	153,480	155,562	162,582	40,679	35,667	26,889	27,962	131,197	27,794	20,217	14,849	25,159	88,019	26,593	22,644	18,212	21,596	89,045
Ready-mix	222,680	265,254	278,067	310,652	78,894	64,832	53,306	50,899	247,931	54,053	41,720	33,695	46,244	175,712	52,106	43,377	34,351	50,992	180,826
Other	104,847	118,555	119,798	132,606	32,275	28,498	29,200	31,348	121,321	28,939	22,244	19,923	30,420	101,526	27,310	23,112	20,487	30,745	101,654
Interplant	(105,576)	(121,127)	(118,406)	(130,461)	(31,992)	(27,398)	(22,151)	(21,489)	(103,030)	(20,878)	(15,988)	(13,575)	(19,338)	(69,779)	(20,708)	(18,369)	(14,597)	(20,380)	(74,054)
Delivery Fees	73,809	80,166	78,850	84,802	25,132	21,793	15,858	14,614	77,397	15,589	13,016	10,615	20,186	59,406	19,131	15,748	13,347	19,731	67,957
Net Sales	834,803	943,922	996,250	1,028,854	256,392	221,799	178,659	182,352	839,202	183,957	142,935	117,829	176,343	621,064	172,122	148,111	125,818	175,762	621,813

Costs and Expenses (Income)
Cost of products sold	692,414	766,941	754,088	834,333	223,765	195,145	149,015	158,208	726,133	149,852	126,063	131,126	155,025	562,066	156,014	136,044	135,179	169,273	596,510
Selling, general and administrative	78,434	88,663	108,106	96,220	17,338	15,864	15,982	22,909	72,093	20,254	15,886	17,568	25,707	79,415	16,141	18,543	17,319	24,417	76,420
Goodwill impairment	-	-	-	-	-	-	-	58,395	58,395	-	-	-	-	-	-	-	-	-	-
Interest	23,533	31,155	14,074	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	13,642	11,990	52,240	14,411	13,886	9,670	9,616	47,583
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	-	-	907	-	-	-	-	-	29,006	613	-	-	29,619
Other income	(22,727)	(47,270)	(36,629)	(31,563)	(8,241)	(2,211)	(7,944)	(2,795)	(21,191)	(2,652)	(5,728)	(1,044)	(1,242)	(10,666)	(4,890)	(1,929)	(1,115)	(13,578)	(21,512)
	772,548	952,736	839,687	901,495	241,014	218,094	165,397	245,118	869,623	180,698	149,585	161,292	191,480	683,055	210,682	167,157	161,053	189,728	728,620
Income (Loss) from Continuing Operations
before Income Taxes	62,255	(8,814)	156,563	127,359	15,378	3,705	13,262	(62,766)	(30,421)	3,259	(6,650)	(43,463)	(15,137)	(61,991)	(38,560)	(19,046)	(35,235)	(13,966)	(106,807)

Income Taxes (Benefits)	16,811	(8,225)	51,852	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)	(7,845)	(14,301)	(4,880)	(41,894)
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)

Income from Discontinued Operations net of Income Taxes	79,079	8,691	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Income (Loss) before Accounting Change	124,523	8,102	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)

Cumulative Effect of Accounting Change net of Income Taxes	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Income (Loss)	124,523	8,102	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)

Texas Industries, Inc.
Consolidated Balance Sheets
$ In thousands

	5/31/2005	5/31/2006	5/31/2007	5/31/2008	8/31/2008	11/30/2008	2/28/2009	5/31/2009	8/31/2009	11/30/2009	2/28/2010	5/31/2010	8/31/2010	11/30/2010	2/28/2011	5/31/2011

Cash	251,600	84,139	15,138	39,527	118,548	62,254	33,865	19,796	32,183	56,794	75,615	74,946	162,427	139,753	123,362	116,432
Short-term investments	-	50,606	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Receivables - net	117,363	132,849	142,610	170,943	155,970	140,134	104,199	129,432	129,430	115,469	74,642	112,184	107,217	96,671	69,999	85,817
Inventories	83,291	109,767	135,254	144,654	157,157	155,097	164,657	155,724	156,355	161,431	141,304	142,419	148,741	152,681	143,341	140,646
Deferred income taxes and prepaid expenses	28,754	33,599	17,621	17,943	16,760	17,238	17,733	22,039	21,244	21,320	21,887	23,426	22,673	23,351	22,774	22,040
Total Current Assets	481,008	410,960	310,623	373,067	448,435	374,723	320,454	326,991	339,212	355,014	313,448	352,975	441,058	412,456	359,476	364,935

Property, plant and equipment	886,447	956,896	1,293,360	1,546,125	1,628,431	1,722,452	1,767,701	1,791,546	1,789,351	1,788,663	1,790,965	1,758,778	1,759,077	1,775,126	1,788,023	1,797,750
Less depreciation and depletion	473,794	486,585	509,138	518,361	530,925	546,663	557,990	572,195	587,052	601,982	613,930	604,269	618,706	634,404	646,841	642,329
Net Property, Plant and Equipment	412,653	470,311	784,222	1,027,764	1,097,506	1,175,789	1,209,711	1,219,351	1,202,299	1,186,681	1,177,035	1,154,509	1,140,371	1,140,722	1,141,182	1,155,421

Goodwill	58,395	58,395	58,395	60,110	60,110	60,110	60,110	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715	1,715
Real estate and investments	99,491	125,159	110,761	59,261	33,253	32,011	31,011	10,001	7,736	7,827	7,334	6,774	6,223	7,426	7,007	6,749
Deferred income taxes, intangibles and other charges	27,571	22,706	11,369	11,332	13,907	15,241	17,023	14,486	15,852	15,787	14,050	15,774	22,398	23,219	20,314	22,191
Assets of discontinued operations	1,114,627	-	-	-				-	-	-	-	-	-	-	-	-
	1,300,084	206,260	180,525	130,703	107,270	107,362	108,144	26,202	25,303	25,329	23,099	24,263	30,336	32,360	29,036	30,655
Total Assets	2,193,745	1,087,531	1,275,370	1,531,534	1,653,211	1,657,874	1,638,309	1,572,544	1,566,814	1,567,024	1,513,582	1,531,747	1,611,765	1,585,538	1,529,694	1,551,011

Accounts payable	44,560	50,931	96,883	111,478	106,138	95,535	83,094	55,749	48,894	41,144	43,537	56,214	54,659	41,800	43,265	56,787
Accrued interest, compensation and other items	62,202	66,955	70,104	66,967	53,075	65,647	51,285	51,856	47,808	60,224	41,515	51,455	45,805	63,307	40,087	58,848
Current portion of long term debt	688	681	1,340	7,725	229	234	238	243	247	541	500	234	13,341	95	72	73
Total Current Liabilities	107,450	118,567	168,327	186,170	159,442	161,416	134,617	107,848	96,949	101,909	85,552	107,903	113,805	105,202	83,424	115,708

Long-term Debt	603,126	251,505	274,416	401,880	539,195	539,978	540,767	541,540	542,371	543,244	544,087	538,620	652,459	652,441	652,422	652,403

Convertible subordinated debentures	199,937	159,725	-	-	-	-	-	-	-	-	-	-	-	-	-	-

Deferred income taxes and other credits	77,138	79,837	95,508	118,117	116,801	113,730	109,578	120,011	122,765	121,591	111,171	123,976	108,400	102,495	89,177	87,318
Liabilities of discontinued operations					-	-	-	-	-	-	-	-	-	-	-	-

Shareholders' equity	927,567	477,897	737,119	825,367	837,773	842,750	853,347	803,145	804,729	800,280	772,772	761,248	737,101	725,400	704,671	695,582
Total Liabilities and Shareholders' Equity	2,193,745	1,087,531	1,275,370	1,531,534	1,653,211	1,657,874	1,638,309	1,572,544	1,566,814	1,567,024	1,513,582	1,531,747	1,611,765	1,585,538	1,529,694	1,551,011

Texas Industries, Inc.
Consolidated Statements of Cash Flows
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
CONTINUING OPERATIONS
Operating Activities
Income (Loss) from Continuing Operations	45,444	(589)	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)
Adjustments to reconcile income (loss) from continuing
operations to cash provided by continuing operating
activities

Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	16,292	14,662	63,925	15,861	16,130	16,118	16,188	64,297
Goodwill impairment	-	-	-	-	-	-	-	58,395	58,395	-	-	-	-	-	-	-	-	-	-
Loss (gain) on asset disposals	(6,582)	(34,768)	(2,917)	(19,410)	(280)	(147)	(5,811)	(521)	(6,759)	(1,030)	(403)	109	(26)	(1,350)	(1,613)	58	99	(12,182)	(13,638)
Deferred income taxes (benefit)	33,811	6,581	13,622	20,036	2,538	1,089	(2,475)	(3,090)	(1,938)	743	13	(11,744)	1,856	(9,132)	(14,973)	(7,991)	(14,701)	(5,210)	(42,875)
Stock-based compensation expense (credit)	-	-	13,866	2,395	(4,060)	(3,769)	(1,339)	4,768	(4,400)	2,643	(500)	1,589	1,365	5,097	(230)	2,518	1,983	1,310	5,581
Excess tax benefits from stock-based compensation	8,000	9,969	(1,694)	(3,299)	(1,212)	(554)	(5)	175	(1,596)	(211)	(37)	14	(16)	(250)	-	-	-	-	-
Loss on debt retirements	-	107,006	48	-	907	-	-	-	907	-	-	-	-	-	29,006	613	-	-	29,619
Other - net	889	(2,399)	3,234	2,475	(1,006)	(61)	2,451	4,547	5,931	(221)	830	2,490	10,899	13,998	2,192	(5,047)	597	5,416	3,158
Changes in operating assets and liabilities
Receivables - net	(8,873)	(5,060)	846	(29,507)	14,269	15,805	16,866	8,457	55,397	(888)	14,908	11,844	(31,285)	(5,421)	4,413	11,699	13,702	(16,435)	13,379
Inventories	6,082	(18,761)	(25,047)	(9,400)	(12,504)	2,061	(9,561)	8,934	(11,070)	757	(4,600)	17,945	(396)	13,706	(6,322)	(3,940)	9,340	3,086	2,164
Prepaid expenses	(1,680)	63	1,392	(2,033)	1,366	(452)	(396)	(2,412)	(1,894)	1,074	693	(14)	(1,366)	387	1,297	(65)	1,269	(1,200)	1,301
Accounts payable and accrued liabilities	17,017	(12,155)	31,541	(2,910)	(16,920)	(6,534)	6,365	(19,143)	(36,232)	(6,638)	1,815	(4,492)	15,361	6,046	(7,284)	8,597	(9,293)	19,152	11,172
Other credits	3,838	2,527	-	-	-	-		-	-	-	-	-	-	-	-	-	-		-
Cash Provided by Continuing Operating Activities	144,420	97,369	185,958	101,555	10,615	27,723	34,199	34,749	107,286	14,538	25,394	6,928	1,293	48,153	(1,345)	11,371	(1,820)	1,039	9,245

Investing Activities
Capital expenditures	(46,178)	(110,245)	(317,658)	(312,525)	(88,736)	(86,595)	(65,540)	(47,673)	(288,544)	(5,373)	(2,069)	(4,286)	(1,931)	(13,659)	(3,156)	(20,243)	(15,545)	(6,739)	(45,683)
Cash designed for property acquisitions						1,775	-	-	28,733	-	-	-	-	-	-	-	-	-	-
Proceeds from asset disposals	7,136	23,107	5,552	34,922	512	353	6,577	539	7,981	1,068	375	20,125	24	21,592	3,209	(172)	206	353	3,596
Investments in insurance contracts	(58,798)	(4,366)	(6,061)	99,203	1,464	799	216	397	2,876	5,802	924	205	36	6,967	327	3,377	190	179	4,073
Purchases of short-term investments - net					-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(677)	612	(336)	101	192	(17)	(164)	(32)	(21)	(19)	17	16	2,065	2,079	292	(1,151)	2,089	36	1,266
Cash Provided (Used) by Investing Activities	(98,517)	(141,392)	(268,003)	(207,032)	(59,610)	(83,685)	(58,911)	(46,769)	(248,975)	1,478	(753)	16,060	194	16,979	672	(18,189)	(13,060)	(6,171)	(36,748)

Financing Activities
Long-term borrowings	-	250,000	38,000	366,000	327,250	-	-	-	327,250	-	-	-	-	-	650,000	-	-	-	650,000
Debt retirements	(699)	(600,700)	(25,521)	(232,366)	(197,555)	(55)	(66)	(96)	(197,772)	(59)	(85)	(132)	31	(245)	(547,736)	(13,832)	(42)	(17)	(561,627)
Debt issuance costs	(39)	(7,363)	-	(2,160)	(2,306)	(1,170)	(1,994)	-	(5,470)	(2,032)	(7)	-	(513)	(2,552)	(12,250)	(176)	(54)	(12)	(12,492)
Debt retirement costs	-	(96,029)	(6)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Interest rate swap terminations	(6,315)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Stock option exercises	41,399	7,510	6,394	3,315	1,480	2,405	456	300	4,641	331	25	143	394	893	225	239	675	323	1,462
Excess tax benefits from stock-based compensation	-	-	1,694	3,299	1,212	554	5	(175)	1,596	211	37	(14)	16	250	-	-	-	-	-
Common dividends paid	(6,643)	(6,908)	(7,517)	(8,222)	(2,065)	(2,066)	(2,078)	(2,078)	(8,287)	(2,080)	-	(4,164)	(2,084)	(8,328)	(2,085)	(2,087)	(2,090)	(2,092)	(8,354)
Other - net	-	-	-	-	-	-	-		-	-	-	-	-	-	-	-	-	-	-
Cash Provided (Used) by Financing Activities	27,703	(453,490)	13,044	129,866	128,016	(332)	(3,677)	(2,049)	121,958	(3,629)	(30)	(4,167)	(2,156)	(9,982)	88,154	(15,856)	(1,511)	(1,798)	68,989
Net Cash Provided (Used) by Continuing Operations	73,606	(497,513)	(69,001)	24,389	79,021	(56,294)	(28,389)	(14,069)	(19,731)	12,387	24,611	18,821	(669)	55,150	87,481	(22,674)	(16,391)	(6,930)	41,486

DISCONTINUED OPERATIONS
Cash Provided (Used) by Discontinued Operating Activities	73,104	(7,778)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Used by Discontinued Investing Activities	(28,163)	(2,757)	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Cash Provided by Discontinued Financing Activities	-	340,587	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Net Cash Provided by Discontinued Operations	44,941	330,052	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Increase (Decrease) in Cash and Cash Equivalents	118,547	(167,461)	(69,001)	24,389	79,021	(56,294)	(28,389)	(14,069)	(19,731)	12,387	24,611	18,821	(669)	55,150	87,481	(22,674)	(16,391)	(6,930)	41,486

Cash and Cash Equivalents at Beginning of Period	133,053	251,600	84,139	15,138	39,527	118,548	62,254	33,865	39,527	19,796	32,183	56,794	75,615	19,796	74,946	162,427	139,753	139,753	74,946
Cash and Cash Equivalents at End of Period	251,600	84,139	15,138	39,527	118,548	62,254	33,865	19,796	19,796	32,183	56,794	75,615	74,946	74,946	162,427	139,753	123,362	132,823	116,432

Texas Industries, Inc.
Reconciliation of EBITDA to Net Income and Cash Provided (Used) by Continuing Operations
$ In thousands
	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
EBITDA Defined
Net Income (loss) from Continuing Operations	45,444	(589)	104,711	87,631	10,652	3,134	10,921	(42,354)	(17,647)	1,715	(3,702)	(27,105)	(9,761)	(38,853)	(23,692)	(11,201)	(20,934)	(9,086)	(64,913)
Plus (minus):
Interest	23,533	31,155	14,074	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	13,642	11,990	52,240	14,411	13,886	9,670	9,616	47,583
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)	(7,845)	(14,301)	(4,880)	(41,894)
Depreciation, depletion and amortization	46,474	44,955	46,356	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	16,292	14,662	63,925	15,861	16,130	16,118	16,188	64,297
Goodwill impairment	-	-	-	-	-	-	-	58,395	58,395	-	-	-	-	-	-	-	-	-	-
Loss on debt retirements and spin-off charges	894	113,247	48	-	907	-	-	-	907	-	-	-	-	-	29,006	613	-	-	29,619
EBITDA	133,156	180,543	217,041	185,441	40,395	30,152	38,789	21,023	130,359	33,097	23,091	(13,529)	11,515	54,174	20,718	11,583	(9,447)	11,838	34,692

EBITDA represents income from continuing operations before interest, income taxes, depreciation and amortization, loss on debt retirements and goodwill impairment.
EBITDA is presented because we believe it is a useful indicator of our performance and our ability to meet debt service and capital expenditure requirements.
It is not, however, intended as an alternative measure of operating results or cash flow from operations as determined in accordance with generally accepted accounting principles.
EBITDA is not necessarily comparable to similarly titled measures used by other companies.

EBITDA Reconciliation
Cash from Continuing Operating Activities	144,420	97,369	185,958	101,555	10,615	27,723	34,199	34,749	107,286	14,538	25,394	6,928	1,293	48,153	(1,345)	11,371	(1,820)	1,039	9,245
Plus (minus):
Changes in operating assets and liabilities	(16,384)	33,386	(8,732)	43,850	13,789	(10,880)	(13,274)	4,164	(6,201)	5,695	(12,816)	(25,283)	17,686	(14,718)	7,896	(16,291)	(15,018)	(4,603)	(28,016)
Deferred taxes (benefit)	(33,811)	(6,581)	(13,622)	(20,036)	(2,538)	(1,089)	2,475	3,090	1,938	(743)	(13)	11,744	(1,856)	9,132	14,973	7,991	14,701	5,210	42,875
Stock-based compensation expense (credit)	-	-	(13,866)	(2,395)	4,060	3,769	1,339	(4,768)	4,400	(2,643)	500	(1,589)	(1,365)	(5,097)	230	(2,518)	(1,983)	(1,310)	(5,581)
Excess tax benefits from stock-based compensation	(8,000)	(9,969)	1,694	3,299	1,212	554	5	(175)	1,596	211	37	(14)	16	250	-	-	-	-	-
Income taxes (benefit)	16,811	(8,225)	51,852	39,728	4,726	571	2,341	(20,412)	(12,774)	1,544	(2,948)	(16,358)	(5,376)	(23,138)	(14,868)	(7,845)	(14,301)	(4,880)	(41,894)
Loss (gain) on assets disposals	6,582	34,768	2,917	19,410	280	147	5,811	521	6,759	1,030	403	(109)	26	1,350	1,613	(58)	(99)	12,182	13,638
Interest	23,533	31,155	14,074	2,505	7,245	9,296	8,344	8,401	33,286	13,244	13,364	13,642	11,990	52,240	14,411	13,886	9,670	9,616	47,583
Spin-off charges	894	6,241	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-	-
Other - net	(889)	2,399	(3,234)	(2,475)	1,006	61	(2,451)	(4,547)	(5,931)	221	(830)	(2,490)	(10,899)	(13,998)	(2,192)	5,047	(597)	(5,416)	(3,158)
EBITDA	133,156	180,543	217,041	185,441	40,395	30,152	38,789	21,023	130,359	33,097	23,091	(13,529)	11,515	54,174	20,718	11,583	(9,447)	11,838	34,692

Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share
	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total
Cement Operations
Operating Results
Cement sales	404,823	447,594	482,379	468,673	111,404	98,407	75,557	79,018	364,386	78,460	61,726	52,322	73,672	266,180	67,690	61,599	54,018	73,078	256,385
Other sales and delivery fees	30,699	27,416	27,648	36,079	9,959	9,641	5,882	5,452	30,934	6,736	6,457	5,296	9,844	28,333	8,692	6,979	6,144	9,094	30,909
Total segment sales	435,522	475,010	510,027	504,752	121,363	108,048	81,439	84,470	395,320	85,196	68,183	57,618	83,516	294,513	76,382	68,578	60,162	82,172	287,294
Cost of products sold	338,528	352,603	343,145	391,687	104,557	94,206	67,919	76,142	342,824	69,859	58,359	70,616	71,929	270,763	70,063	63,121	70,010	80,213	283,407
Gross profit	96,994	122,407	166,882	113,065	16,806	13,842	13,520	8,328	52,496	15,337	9,824	(12,998)	11,587	23,750	6,319	5,457	(9,848)	1,959	3,887
Selling, general and administrative	(15,085)	(13,956)	(19,878)	(18,307)	(5,405)	(6,082)	(3,577)	(4,279)	(19,343)	(4,674)	(4,359)	(3,715)	(4,780)	(17,528)	(4,793)	(4,018)	(3,286)	(6,870)	(18,967)
Goodwill impairment	-	-	-	-	-	-	-	(58,395)	(58,395)	-	-	-	-	-	-	-	-	-	-
Other income	1,342	951	24,536	7,419	5,264	1,008	1,423	1,606	9,301	1,743	4,670	411	950	7,774	2,438	509	696	1,188	4,831
Operating Profit (Loss)	83,251	109,402	171,540	102,177	16,665	8,768	11,366	(52,740)	(15,941)	12,406	10,135	(16,302)	7,757	13,996	3,964	1,948	(12,438)	(3,723)	(10,249)

Cement
Shipments (tons)	5,394	5,136	5,074	5,035	1,218	1,083	837	897	4,035	915	738	639	934	3,226	873	784	704	940	3,301
Prices ($/ton)	$75.05	$87.14	$95.06	$93.07	$91.43	$90.87	$90.17	$88.23	$90.31	$85.70	$83.64	$81.82	$78.95	$82.51	$77.59	$78.49	$76.75	$77.77	$77.68
Cost of sales ($/ton)	$58.03	$63.65	$63.08	$70.85	$79.26	$79.04	$73.92	$78.94	$78.02	$68.70	$71.98	$101.70	$69.99	$76.36	$71.23	$73.39	$90.43	$76.33	$77.29

Aggregate Operations
Operating Results
Stone, sand and gravel sales	134,220	153,480	155,562	162,582	40,679	35,667	26,889	27,962	131,197	27,794	20,217	14,849	25,159	88,019	26,593	22,644	18,212	21,596	89,045
Expanded shale and clay sales and delivery fees	88,125	99,101	113,292	122,748	31,118	24,838	25,882	24,456	106,294	22,307	16,070	14,410	24,141	76,928	23,377	18,438	16,692	24,873	83,380
Total segment sales	222,345	252,581	268,854	285,330	71,797	60,505	52,771	52,418	237,491	50,101	36,287	29,259	49,300	164,947	49,970	41,082	34,904	46,469	172,425
Cost of products sold	191,837	219,124	218,394	231,503	59,456	51,908	42,678	43,541	197,583	39,155	32,001	28,882	42,925	142,963	43,410	35,002	32,323	41,367	152,102
Gross profit	30,508	33,457	50,460	53,827	12,341	8,597	10,093	8,877	39,908	10,946	4,286	377	6,375	21,984	6,560	6,080	2,581	5,102	20,323
Selling, general and administrative	(11,920)	(15,436)	(16,212)	(15,178)	(3,823)	(3,506)	(2,379)	(2,925)	(12,633)	(2,705)	(2,489)	(1,937)	(2,471)	(9,602)	(3,059)	(2,814)	(2,679)	(2,837)	(11,389)
Other income	10,782	30,376	2,638	16,974	407	463	5,466	618	6,954	398	432	409	180	1,419	1,633	57	16	11,998	13,704
Operating Profit (Loss)	29,370	48,397	36,886	55,623	8,925	5,554	13,180	6,570	34,229	8,639	2,229	(1,151)	4,084	13,801	5,134	3,323	(82)	14,263	22,638

Stone, sand and gravel
Shipments (tons)	23,616	25,246	22,114	21,851	5,201	4,605	3,267	3,397	16,470	3,423	2,642	1,947	3,351	11,363	3,584	3,026	2,470	2,985	12,065
Prices ($/ton)	$5.68	$6.08	$7.03	$7.44	$7.82	$7.74	$8.23	$8.23	$7.97	$8.12	$7.65	$7.62	$7.51	$7.75	$7.42	$7.48	$7.38	$7.23	$7.38
Cost of sales ($/ton)	$4.80	$5.23	$5.40	$6.13	$6.28	$6.62	$6.92	$7.14	$6.68	$6.28	$7.03	$8.41	$6.60	$6.91	$6.45	$6.53	$7.23	$6.80	$6.72

Consumer Products Operations
Operating Results
Ready-mix concrete sales	222,680	265,254	278,067	310,652	78,894	64,832	53,306	50,899	247,931	54,053	41,720	33,695	46,244	175,712	52,106	43,377	34,351	50,992	180,826
Package products sales and delivery fees	59,832	72,204	57,708	58,581	16,330	15,812	13,294	16,054	61,490	15,485	12,733	10,832	16,621	55,671	14,372	13,443	10,998	16,509	55,322
Total segment sales	282,512	337,458	335,775	369,233	95,224	80,644	66,600	66,953	309,421	69,538	54,453	44,527	62,865	231,383	66,478	56,820	45,349	67,501	236,148
Cost of products sold	267,625	316,341	310,955	341,604	91,744	76,429	60,569	60,014	288,756	61,716	51,691	45,203	59,509	218,119	63,249	56,290	47,443	68,073	235,055
Gross profit	14,887	21,117	24,820	27,629	3,480	4,215	6,031	6,939	20,665	7,822	2,762	(676)	3,356	13,264	3,229	530	(2,094)	(572)	1,093
Selling, general and administrative	(10,339)	(11,415)	(16,284)	(19,314)	(4,315)	(3,716)	(2,142)	(2,943)	(13,116)	(3,204)	(2,749)	(1,421)	(2,819)	(10,193)	(2,676)	(3,047)	(2,607)	(4,443)	(12,773)
Other income	711	647	1,310	3,268	385	180	651	98	1,314	133	268	115	70	586	198	134	66	131	529
Operating Profit (Loss)	5,259	10,349	9,846	11,583	(450)	679	4,540	4,094	8,863	4,751	281	(1,982)	607	3,657	751	(2,383)	(4,635)	(4,884)	(11,151)

Ready-mix concrete
Shipments (tons)	3,678	3,830	3,665	3,844	947	769	614	572	2,902	612	501	427	607	2,147	669	575	471	700	2,415
Prices ($/ton)	$60.54	$69.25	$75.87	$80.83	$83.30	$84.37	$86.87	$89.00	$85.46	$88.46	$83.02	$79.17	$76.06	$81.83	$77.83	$75.45	$72.83	$72.92	$74.87
Cost of sales ($/ton)	$61.12	$67.69	$71.92	$76.36	$81.15	$81.96	$80.45	$82.13	$81.41	$79.91	$80.98	$84.35	$75.60	$79.82	$76.20	$77.79	$80.71	$77.70	$77.89

Total Segment Operating Profit (Loss)	117,880	168,148	218,272	169,383	25,140	15,001	29,086	(42,076)	27,151	25,796	12,645	(19,435)	12,448	31,454	9,849	2,888	(17,155)	5,656	1,238
Corporate
Other income	9,892	15,296	8,145	3,902	2,185	560	404	473	3,622	378	358	109	42	887	621	1,229	337	261	2,448
Selling, general and administrative	(41,090)	(47,856)	(55,732)	(43,421)	(3,795)	(2,560)	(7,884)	(12,762)	(27,001)	(9,671)	(6,289)	(10,495)	(15,637)	(42,092)	(5,613)	(8,664)	(8,747)	(10,267)	(33,291)
	(31,198)	(32,560)	(47,587)	(39,519)	(1,610)	(2,000)	(7,480)	(12,289)	(23,379)	(9,293)	(5,931)	(10,386)	(15,595)	(41,205)	(4,992)	(7,435)	(8,410)	(10,006)	(30,843)
Interest	(23,533)	(31,155)	(14,074)	(2,505)	(7,245)	(9,296)	(8,344)	(8,401)	(33,286)	(13,244)	(13,364)	(13,642)	(11,990)	(52,240)	(14,411)	(13,886)	(9,670)	(9,616)	(47,583)
Loss on Debt Retirements	(894)	(113,247)	(48)	-	(907)	-	-	-	(907)	-	-	-	-	-	(29,006)	(613)	-	-	(29,619)
Income (loss) from Continuing Operations before
Income Taxes	62,255	(8,814)	156,563	127,359	15,378	3,705	13,262	(62,766)	(30,421)	3,259	(6,650)	(43,463)	(15,137)	(61,991)	(38,560)	(19,046)	(35,235)	(13,966)	(106,807)

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Texas Industries, Inc.
Business Segment Summary
$ In thousands expect per share
	FY2005	FY2006	FY2007	FY2008	FY2009					FY2010					FY2011
					Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total	Q1	Q2	Q3	Q4	Total

Major Gains (losses) in Other Income
Cement - antidumping settlement			19,803
Cement - sale of emissions credits				3,879	1,723				1,723		3,427			3,427	1,690				1,690
Cement - oil and gas bonus proceeds					2,781				2,781
Aggregates - sale of emissions credits	6,225
Aggregates - sale of real estate		23,987		5,146			4,961		4,961
Aggregates - sale of southern Louisiana operations				10,093
Aggregates - exchange of operating assets																		11,997	11,997
Corporate - oil and gas bonus proceeds					1,636											834			834

Depreciation, Depletion and Amortization
Cement	24,926	23,628	23,234	25,645	9,333	9,393	9,525	9,548	37,799	9,341	9,286	9,250	7,951	35,828	9,149	9,181	9,124	9,122	36,576
Aggregates	12,898	13,926	16,093	21,166	5,421	5,651	5,576	5,271	21,919	5,067	4,994	5,057	4,755	19,873	4,772	4,956	4,793	4,442	18,963
Consumer Products	6,889	6,181	6,493	7,998	1,873	1,856	1,817	1,888	7,434	1,896	1,807	1,695	1,667	7,065	1,656	1,709	1,919	2,341	7,625
Corporate	1,761	1,220	536	768	238	251	265	286	1,040	290	290	290	289	1,159	284	284	282	283	1,133
Total Depreciation, Depletion and Amortization	46,474	44,955	46,356	55,577	16,865	17,151	17,183	16,993	68,192	16,594	16,377	16,292	14,662	63,925	15,861	16,130	16,118	16,188	64,297